UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2022

STONEMOR INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39172	80-0103152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3331 Street Road
Bensalem, Pennsylvania		19020
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (215) 826-2800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	STON	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

On April 19, 2022, Axar Capital Management, LP (“Axar”), at the request of the Trust and Compliance Committee (the “Committee”) of the Board of Directors of StoneMor Inc. (the “Company”), agreed to terminate the Subadvisor Agreement (the “Agreement”) dated as of February 1, 2021 between Axar and Cornerstone Trust Management Services LLC (“Cornerstone”), a wholly owned subsidiary of the Company, effective immediately. In connection with the termination, Axar also agreed to waive all fees payable to Axar under the Agreement for the period from January 1, 2022 though the termination date.

Axar is currently the beneficial owner of approximately 74.9%% of the Company’s outstanding common stock. The termination was requested by the Committee following its review of certain investments by the Company’s trusts recommended by Axar under the Agreement in which Axar had an interest, as more fully described in the Company's Form 10-K for the fiscal year ended December 31, 2021. In connection with the termination, the Committee authorized Cornerstone to engage Cambridge Associates LLC, which is also a subadvisor to Cornerstone, to resume providing the administrative and other investment advisory services it had previously furnished to Cornerstone prior to the assumption of such responsibilities by Axar under the Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STONEMOR INC.

Date:	April 19, 2022	By:	/s/ Jeffrey DiGiovanni
Jeffrey DiGiovanni Senior Vice President and Chief Financial Officer